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                                   EXHIBIT 10

                       24/7 MEDIA INC. NETWORK AFFILIATION

                                    AGREEMENT

                             DATED SEPTEMBER 9, 1999


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                                 24/7 MEDIA INC.
                               NETWORK AFFILIATION
                                    AGREEMENT

         WHEREAS, the undersigned (hereinafter the "Network Affiliate") is the operator and owner of the Internet Web site(s) (the "Web Site") specified on the signature pages hereto;

         WHEREAS, 24/7 Media, Inc. ("24/7"), a Delaware corporation with an address at 1250 Broadway, 27th floor, New York, NY 10001, operates a network of Internet Web sites (the "24/7 Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers") regarding the placement of advertising banners and similar devices and sponsorships ("Advertising") for display on pages, screens, and other segments or spaces on Web site reasonably suitable for the display of advertising and to which the Tags (as defined in Section 2(A) below) can be affixed as provided herein (the "Pages");

         WHEREAS, Network Affiliate and 24/7 wish to include the Web Site in the 24/7 Network;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.       AFFILIATION.

         The Network Affiliate hereby grants to 24/7 the worldwide exclusive right to sell all Advertising on the Web Site.

2.       OBLIGATIONS OF 24/7.

         In furtherance of the foregoing, 24/7 covenants and agrees:

         A. to provide the Network Affiliate, during the term of this Agreement (the "Term") and only for use in the performance of this Agreement, with unique tags in HTML/Java or other appropriate languages (the "Tags") which shall be affixed appropriately by Network Affiliate to the Web Site's Pages to enable 24/7 to serve Advertising to those Pages;

         B. to utilize its best efforts to sell to Advertisers Advertising on the Web Site's Pages, (including sales of the Web Site as a single site, through multi-site packages and through the 24/7 Network package, at such prices as 24/7 shall deem appropriate);

         C. to serve Advertising to the Web Site's Pages;

         D. to provide the Network Affiliate with notice, via on-line posting, of new Advertising that has been solicited by 24/7 to be displayed on the Web Site's Pages, and to use its best efforts

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to honor any decision by Network Affiliate to decline any Advertising, in accordance with the provisions in 3(D) below;

         E. to provide the Network Affiliate with real-time access to records that will allow it to monitor the volume of paid Advertising delivered to the Web Site's Pages and the revenue produced (subject to billing corrections and adjustments) thereby; all such records, including data, statistical information or other traffic analysis, produced or provided by 24/7 shall be the joint property of 24/7 and Network Affiliate;

         F. to deliver to the Network Affiliate a monthly statement showing revenues earned by Network Affiliate during the calendar month and any sum(s) due the Network Affiliate on account thereof pursuant to Section 4 hereof; and

         G. to maintain suitable and qualified personnel in administrative, sales and technical positions necessary for 24/7 to perform effectively the terms of this Agreement.

3.       OBLIGATIONS OF NETWORK AFFILIATE.

         The Network Affiliate covenants and agrees:

         A. to use its best efforts to continue and maintain the Web Site and the Web Site's Pages in a manner consistent with the intent and purpose of the Web Site;

         B. to insert the Tags on each of the Web Site's Pages and only on such Pages in such a manner as to assure that the Advertising to be affixed to said Tag is fully and clearly visible on the first Web Site Page viewed when that Page is viewed at a 640 x 480 pixel resolution;

         C. to insert a button with the 24/7 logo on the Web Site's Home Page directing potential advertisers to the 24/7 web site.

         D. to notify 24/7 within one business day from the time of notice of any new Advertising is given of the Network Affiliate's rejection of any new Advertising. Failure to provide timely notice of rejection of the new Advertising shall be deemed acceptance thereof, until such time as Network Affiliate notifies 24/7 of Network Affiliate's rejection thereof at which time 24/7 will use its best efforts to remove the Advertising;

         E. to furnish 24/7 with all subscribership, viewership, inventory, and usage reports, reviews and audience studies, deliveries, census requirements, and any other information regarding the Web Site and the Web Site's Pages as is reasonably available to the Network Affiliate and appropriate for use by 24/7 for the sale of Advertising; and

         F. not to engage, contract with, license or permit any person, firm or entity (including the Network Affiliate and its employees) other than 24/7 and its employees to sell, or represent the

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Network Affiliate for the sale of, Advertising on the Web Site and to refer all advertising inquiries to 24/7.

4.       PAYMENTS.

         A. Advertisers shall be directed to pay all cash and other consideration generated from the sale of Advertising by 24/7 during the term of this Agreement and for a period of six months following the termination of this Agreement (except for sponsorships, with respect to which payments shall be made to 24/7 and a percentage shall be retained by 24/7 for the duration of the sponsorship regardless of the date of termination of this Agreement). 24/7 shall retain a percentage of such Payment (reduced by those advertising agency commissions actually retained by agencies or paid by 24/7 to agencies) with respect to the sale of Advertising on the Web Site in accordance with the following chart, and shall pay to the Network Affiliate the remainder of the Payment received by 24/7 for the sale of Advertising on the Web:


              Number of Impressions                Percentage Retained by 24/7
          Delivered in Preceding Month                  for Current Month
              999,999 to 2,000,000                             50%
            2,000,000 to 2,999,999                             45%
            3,000,000 to 4,999,999                             40%
            5,000,000 to 14,999,999                            35%
            15,000,000+                                        30%


Network Affiliate represents and warrants that the number of impressions served in the month preceding the Effective Date was _____________, and thus, subject to verification of monthly ad impressions, the initial percentage to be retained by 24/7 is _____%. The percentage retained by 24/7 shall be lowered effective upon Network Affiliate's notifying 24/7 that the number of impressions delivered in the preceding month requires the percentage retain to be adjusted.

         B. The Network Affiliate may elect to have 24/7 serve promotional or barter advertisements not sold by 24/7, for which Network Affiliate will pay 24/7 a serving fee of $2.50 cost per thousand ("CPM"); such promotional and barter advertisements shall not exceed thirty percent (30%) of the Pages.

         C. In the event any Advertiser remits any payment for Advertising sold by 24/7 directly to the Network Affiliate rather than to 24/7, the Network Affiliate agrees to make prompt payment to 24/7 of any and all such payments.

         D. Network Affiliate will be obligated to compensate 24/7 on any business contracted by 24/7 Media prior to termination date.

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         E. Network Affiliate acknowledges that 24/7 has an ownership interest in the "clicktobuy.com" e-commerce service (the "Service") and that the Service includes the placement of banners on the 24/7 Network, generally on a "cost per transaction" basis and on terms no more favorable to clicktobuy.com than would be made available to a party not affiliated with 24/7.

         F. Network Affiliate also acknowledges that 24/7 owns and operates the Profilz database of demographic profiles (the "Database "). Network Affiliates understands and agrees that the Payment in respect of Advertising sold that employs the Database shall be calculated by subtracting from gross revenue a fee for use of the Database, which fee shall be disclosed to Network Affiliate prior to implementation and shall reasonably reflect 24/7's cost of developing and operating the Database. Network Affiliate shall have the option not to accept Advertising that employs the Database.

5. INTELLECTUAL PROPERTY. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the "24/7 Technology") used by 24/7 under this Agreement shall remain the sole property of 24/7. Network Affiliate shall have no rights, title or interest in the 24/7 Technology. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the "Network Affiliate Technology") used by Network Affiliate under this Agreement shall remain the sole property of Network Affiliate. 24/7 shall have no rights, title or interest in the Network Affiliate Technology. Upon the expiration or termination of this Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Agreement.

6. CONFIDENTIALITY. 24/7 and Network Affiliate covenant to each other that neither party shall disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information which has been identified as such by the other Party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this Agreement; (iii) in order to enforce its rights pursuant to this Agreement;
(iv) in connection with any filing with any governmental body or as otherwise required by law, including the federal securities laws and any applicable rules and regulations of any stock exchange or quotation system; and (v) in a confidential disclosure made in connection with a contemplated financing, merger, consolidation or sale of capital stock of 24/7 or the Network Affiliate. Information which is or should be reasonably understood to be confidential or proprietary includes, but is not limited to, information about the 24/7 Network, sales, cost and other unpublished

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financial information, product and business plans, projections, marketing data, and sponsors but shall not include information (a) already lawfully known to or independently developed by a party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required to be disclosed by law.

7.       TERM.

         A. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue for at least one year from the Effective Date. Either party may terminate the Agreement by giving notice no earlier than eight months after the Effective Date. Termination will be effective four (4) months after the date on which written notice is given, as determined under the provisions of Section 13 below, to the other party.

         B. Notwithstanding Section A. above, this Agreement may be terminated by either party on 60 days' prior written notice to the other party upon the occurrence of a material breach by the other party of any covenant, duty or undertaking herein, which material breach continues without cure for a period of 30 days after written notice of such breach from the non-breaching party to the breaching party.

         C. Notwithstanding Section A. or B. above, this Agreement may be terminated by 24/7 on written notice to the Network Affiliate upon the occurrence of a material breach by Network Affiliate of its covenants under
Section 8 of this Agreement, which material breach continues without cure for a period of more than 48 hours after written notice of such breach from 24/7 to Network Affiliate of such breach, or which material breach occurs on more than two occasions.

         D. Notwithstanding Section A. or B. above, this Agreement may be terminated by 24/7 on 30 days' prior written notice to the Network Affiliate if the number of Pages in any three consecutive months is less than one million or if the average click through rate for any three-month period is less than 0.25%.

8. CONTENT OF WEB SITE. Network Affiliate covenants and agrees not to include or provide via the Web Site or the Web Site's Pages any material that is or may be considered: (i) libelous, pornographic, obscene, or defamatory under any federal or state law; (ii) an infringement of any third party's intellectual property rights (including copyright, patent, trademark, trade secret or other proprietary rights); or (iii) an infringement on any third party's rights of publicity or privacy. Network Affiliate further covenants and agrees, with respect to the operation of its Web Site and its Pages, to comply with all laws, statutes, ordinances, and regulations.

9. INDEMNIFICATION. Network Affiliate shall indemnify and hold harmless 24/7, its advertisers and other suppliers and any related third parties, against and in respect of any and all third party claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and

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expenses of attorneys chosen by 24/7) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by Network Affiliate in connection with the acceptance of, or the performance or non-performance by Network Affiliate of, any of its duties under this Agreement or arising from the breach by Network Affiliate of its warranties, representations or covenants contained in this Agreement. 24/7 shall indemnify and hold harmless the Network Affiliate, against and in respect of any and all third party claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by Network Affiliate) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by 24/7 in connection with the acceptance of, or the performance or non-performance by 24/7 of, any of its duties under this Agreement or arising from the breach by 24/7 of its warranties, representations or covenants contained in this Agreement.

10. NO POACHING. Network Affiliate agrees that, during the Term and for a period of one year from the end of the Term, neither it nor its affiliates will solicit or recruit the services of any 24/7 employees, or hire any such employees.

11. NO WAIVER. This Agreement shall not be waived, modified, assigned or transferred except by a written consent to that effect signed by Network Affiliate and 24/7. Network Affiliate agrees that if it assigns or transfers this Agreement, it shall cause such successor, assignee, or transferee to assume all of the Network Affiliate's obligations hereunder. Any assignment, transfer, or assumption shall not relieve the Network Affiliate of liability hereunder.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to principles of conflicts of laws.

13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid, or sent via electronic mail to the other party or parties hereto at the address(es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or on the delivery date if delivered by electronic mail.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements of the Parties with respect to the transactions set forth herein and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

16. FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be

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deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, failure of communications systems or networks, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

17. SEVERABILITY. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

18. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled exclusively by arbitration. Such arbitration shall be conducted before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If arbitration is commenced by 24/7, it shall take place in the city in the continental United States in which the principal U.S.A. corporate offices of Network Affiliate are located. If Network Affiliate has no corporate offices in the U.S.A. or if arbitration is commenced by Network Affiliate, then arbitration shall take place in New York, New York. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of such courts for that purpose. The parties waive personal service in connection with any such arbitration; any process or other papers under this provision may be served outside the home state of Network Affiliate or New York by registered mail, return receipt requested, or by personal service, provided a reasonable time for appearance or response is allowed. All decisions of the arbitrator shall be final and binding on the parties. The parties shall equally divide all costs of the American Arbitration Association and the arbitrator. Each party shall bear its own legal fees in any dispute. The arbitrator may grant injunctive or other relief.

19. INDEPENDENT CONTRACTORS. 24/7 Media and Network Affiliate shall each act as independent contractors. Neither party shall exercise control over the activities and operations of the other party. 24/7 Media and Network Affiliate shall each conduct all of its business in its own name and as it deems fit, provided it is not in derogation of the other's interests. Neither party shall engage in any

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conduct inconsistent with its status as an independent contractor, have authority to bind the other with respect to any agreement or other commitment with any third party, nor enter into any commitment on behalf of the other, except as expressly provided for by this Agreement.






















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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this
9th day of September, 1999 (the "Effective Date").

24/7 MEDIA, INC.

By:                      /s/ Bruce L. MacDonald
                         -------------------------------------
Name:                    Bruce L. McDonald
Title:                   Director, Business Development

E-mail address:          bmcdonald@247media.com

NETWORK AFFILIATE:

Name of Web Site:        thehealthchannel.com
                         -------------------------------------

Web Site URL:            www.thehealthchannel.com
                         -------------------------------------

Corporate Name of Web Site owner:   thehealthchannel.com, inc.
                                  -------------------------------------

Address:                 5000 Birch Street, Suite 4000, Newport Beach, CA  92660
                         -------------------------------------------------------

Address:                 7 Benjamin Place, Locust Valley, NY  11560
                         ------------------------------------------------------

By:                       /s/  Donald J. Shea
                         -------------------------------------
Name:                    Donald J. Shea
Title:                   President

E-mail address:          dshea22739@aol.com
                         -------------------------------------


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